UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event
reported): February 28, 2020
Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330
--------------------------------- (State or Other Jurisdiction of Incorporation)	------------------- (Commission	--------------------------- (I.R.S. Employer Identification Number)
File Number)

8000 West Florissant Avenue
St. Louis,	Missouri	63136
------------------------------------------------ (Address of Principal Executive Offices)		------------------ (Zip Code)
Registrant’s telephone number, including area code:
(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of $0.50 par value per share	EMR	New York Stock Exchange
Chicago Stock Exchange
0.375% Notes due 2024	EMR 24	New York Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson Expectation for Coronavirus Impact to Revenue

First and foremost, we are prioritizing the health and safety of our employees. Our thoughts continue to be with the communities and individuals most affected by this disease.

During our recent Investor Conference on February 13, 2020, we discussed Emerson's operational, supply chain and logistics status in China. At that time, we estimated that the coronavirus (COVID-19) would negatively impact second quarter sales by $75 million to $100 million. We also stated that we would give an update by the end of the month.

We now estimate the impact to second quarter sales will be at least $100 million to $150 million, with half of that value currently expected to be recovered in the fiscal year. However, the longer the coronavirus endures, the lower the likelihood of sales recovery this year.

For the full year, the ultimate impact of coronavirus in China and globally is uncertain. We are continuing to monitor and evaluate the impact of this evolving situation.

Operational Metrics

Within China, all Emerson key facilities are currently operational, with ~85 percent production capacity available on average. The vast majority of our supply chain (over 95 percent) has restarted production, with current average capacity of ~57 percent, and steadily increasing. Logistics still present a challenge. Material is moving but at ~75 percent of the normal rate. Additionally, transit times are delayed and costing rates are predictably higher.

Upcoming Investor Events

On Tuesday, May 5, 2020, Emerson will report its second quarter 2020 results prior to market open. Emerson senior management will discuss the results during an investor conference call that same day, likely beginning at 2:00 p.m. Eastern Time, 1:00 p.m. Central Time. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. A replay of the call will remain available for 90 days. Additionally, conference call slides will be posted in advance of the call on the website.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include impact of the coronavirus, economic and currency conditions, market demand, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	February 28, 2020	By:	/s/ John A. Sperino
John A. Sperino Vice President and Assistant Secretary